EXHIBIT 10.15

December 17, 2003

Goldman, Sachs & Co.
85 Broad Street
New York, NY 1004

Ladies and Gentlemen:

Reference is made to The Jordan Company, L.P. Management Consulting Agreement, dated the date hereof, among The Jordan Company, L.P. (“Consultant”), Sensus Metering Systems Inc., a Delaware corporation (the “Company”), and each of its direct and indirect subsidiaries, a copy of which is attached hereto as Exhibit A (the “Management Consulting Agreement”).  Capitalized terms used herein without definition have the same meanings given them in the Shareholders Agreement dated as of December 17, 2003 among the Company, the Goldman Investors and the Resolute Investors.

WHEREAS, Goldman Sachs & Co. (“Goldman”) has and/or has access to personnel who are highly skilled in the field of rendering advice to businesses such as the Company;

WHEREAS, the Board of Directors of the Company has been made fully aware of the relationships of certain members of the Company’s Board of Directors to Goldman;

WHEREAS, the Company’s Board of Directors has reviewed in detail and discussed the terms and provisions of this letter agreement and the fairness of this letter agreement and whether more favorable agreements for the Company could be obtained from unaffiliated third parties; and

WHEREAS, on the basis of its review of this letter agreement, the Board of Directors of the Company deemed it advisable and in the best interests of the Company and necessary to the conduct, promotion, and attainment of the business objectives of the Company that the Company agree to retain Goldman to provide business and financial advice to the Company.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein set forth:

Consultant, Goldman and the Company agree as follows:

1.                                       Consultant shall direct the Company to pay to Goldman $2,666,667 out of the transaction fee payable to Consultant pursuant to Section 2(b) of the Management Consulting Agreement.

2.                                       For so long as the Goldman Investors and their Permitted Transferees own Common Shares and Preferred Shares of the Company, Consultant shall direct the Company to pay to Goldman an amount equal to the Pro Rata Share of (i) any and all fees payable to Consultant pursuant to Sections 2(a) and 3 of the Management Consulting Agreement and (ii) any and all other payments or rights received by Consultant or any of its Affiliates in respect of or in settlement of any fee payable pursuant to Section 2(a) or 3 of the Management Consulting

Agreement or in connection with any amendment, modification, waiver or termination of the Management Consulting Agreement.  For the purposes of this letter agreement, the “Pro Rata Share,” determined as of each date on which a fee, payment or right is earned by Consultant or any of its Affiliates, shall mean the portion of such fee, payment or right received by Consultant or any of its Affiliates that bears the same proportion  to the total amount of such fee, payment or right, as (x) the portion of the original investment (measured in dollars based upon the original purchase price thereof) made by the Goldman Investors in the capital stock of the Company that continues to be held as of such date by the Goldman Investors and their Permitted Transferees bears to (y) the total amount of the original investment made by all Goldman Investors and all Resolute Investors in the capital stock of the Company that continues to be held as of such date by the Goldman Investors and their Permitted Transferees and the Resolute Investors and their Permitted Transferees.

3.                                       The Company agrees to pay Goldman all fees, payments or rights payable pursuant to Section 1 or 2 of this letter agreement concurrently with payments made under Sections 2(a) or 3 of the Management Consulting Agreement.

4.                                       The Company shall promptly reimburse Goldman for out-of-pocket expenses incurred by Goldman and its personnel in performing services hereunder to the Company and its direct and indirect Subsidiaries upon Goldman rendering a statement therefor, together with supporting data as the Company shall reasonably require.

5.                                       Goldman shall have no liability to the Company on account of (i) any advice which it renders to the Company or any of its direct or indirect subsidiaries, provided Goldman believed in good faith that such advice was useful or beneficial to the Company or any of its direct or indirect subsidiaries at the time it was rendered, or (ii) Goldman’s inability to obtain financing or achieve other results desired by the Company (or any of its direct or indirect subsidiaries) or Goldman’s failure to render services to the Company at any particular time or from time to time, or (iii) the failure of any transaction to meet the financial, operating, or other expectations of the Company or any of its direct or indirect subsidiaries.  The Company’s and any its direct or indirect subsidiaries’ sole remedy for any claim under this letter agreement shall be termination of this letter agreement.

6.                                       Notwithstanding anything contained in this letter agreement to the contrary, the Company agrees and acknowledges for itself and, to the extent it is able, on behalf of its direct and indirect subsidiaries that Goldman, its affiliates and their respective portfolio companies, shareholders, members, partners, employees, directors and agents intend to engage and participate in acquisitions and business transactions outside of the scope of the relationship created by this letter agreement and neither Goldman, any of its affiliates nor any of their respective shareholders, members, partners, employees, directors or agents shall be under any obligation whatsoever to make such acquisitions or business transactions through the Company or any of its direct or indirect subsidiaries or offer such acquisitions or business transactions to the Company or any of its direct or indirect subsidiaries.

7.                                       The Company will, and will cause each of its direct and indirect subsidiaries to, indemnify and hold harmless to the fullest extent permitted by applicable law, Goldman, its affiliates and associates and each of the respective owners, members, partners, officers, directors, employees and agents of each of the foregoing, from and against any loss, liability, damage, claim or expenses (including the fees and expenses of counsel) arising as a result or in connection with this letter agreement, Goldman’s services hereunder or other activities on behalf of the Company and its direct and indirect subsidiaries.

8.                                       Any payments paid by the Company under this letter agreement shall not be subject to set-off and shall be increased by the amount, if any, of any taxes (other than income taxes) or other governmental charges levied in respect of such payments, so that Goldman is made whole for such taxes or charges.

9.                                       This letter agreement is solely for the benefit of the parties hereto, and will not be assignable by any party without the prior written consent of the other parties; provided, that this letter agreement will be binding upon, and inure to the benefit of, the respective successors and assigns, as permitted by the terms of this letter agreement, of the parties hereto.

10.                                 (a)                                  In the event that any provision of this letter agreement shall be held to be void or unenforceable in whole or in part, the remaining provisions of this letter agreement and the remaining portion of any provision held void or unenforceable in part shall continue in full force and effect.

(b)                                 No waiver by either party of any breach of any provision of this letter agreement shall be deemed a continuing waiver or a waiver of any preceding or succeeding breach of such provision or of any other provision herein contained.

(c)                                  Goldman and its personnel shall, for purposes of this letter agreement, be independent contractors with respect to the Company.

(d)                                 THIS LETTER AGREEMENT SHALL BE GOVERNED BY, CONSTRUED, APPLIED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO ACKNOWLEDGES AND AGREES THAT IN THE EVENT OF ANY BREACH OF THIS LETTER AGREEMENT, THE NON-BREACHING PARTY WOULD BE IRREPARABLY HARMED AND COULD NOT BE MADE WHOLE BY MONETARY DAMAGES, AND THAT, IN ADDITION TO ANY OTHER REMEDY TO WHICH THEY MAY BE ENTITLED AT LAW OR IN EQUITY, THE PARTIES SHALL BE ENTITLED TO SUCH EQUITABLE OR INJUNCTIVE RELIEF AS MAY BE APPROPRIATE.  THE CHOICE OF FORUM SET FORTH IN THIS SECTION 10(d) SHALL NOT BE DEEMED TO PRECLUDE THE ENFORCEMENT OF ANY JUDGMENT OF A NEW YORK FEDERAL OR STATE COURT OR THE TAKING OF ANY ACTION UNDER THIS LETTER AGREEMENT TO ENFORCE SUCH A JUDGMENT IN ANY OTHER APPROPRIATE JURISDICTION.

(e)                                  IN THE EVENT ANY PARTY TO THIS LETTER AGREEMENT COMMENCES ANY LITIGATION, PROCEEDING OR OTHER LEGAL ACTION IN CONNECTION WITH OR RELATING TO THIS LETTER AGREEMENT, ANY RELATED AGREEMENT OR ANY MATTERS DESCRIBED OR CONTEMPLATED HEREIN OR THEREIN, THE PARTIES TO THIS LETTER AGREEMENT HEREBY (1) AGREE UNDER ALL CIRCUMSTANCES ABSOLUTELY AND IRREVOCABLY TO INSTITUTE ANY

LITIGATION, PROCEEDING OR OTHER LEGAL ACTION IN A COURT OF COMPETENT JURISDICTION LOCATED WITHIN THE SOUTHERN DISTRICT OF NEW YORK, WHETHER A STATE OR FEDERAL COURT; (2) AGREE THAT IN THE EVENT OF ANY SUCH LITIGATION, PROCEEDING OR ACTION, SUCH PARTIES WILL CONSENT AND SUBMIT TO THE PERSONAL JURISDICTION OF ANY SUCH COURT DESCRIBED IN CLAUSE (1) OF THIS SECTION AND TO SERVICE OF PROCESS UPON THEM IN ACCORDANCE WITH THE RULES AND STATUTES GOVERNING SERVICE OF PROCESS (IT BEING UNDERSTOOD THAT NOTHING IN THIS SECTION SHALL BE DEEMED TO PREVENT ANY PARTY FROM SEEKING TO REMOVE ANY ACTION TO A FEDERAL COURT IN THE SOUTHERN DISTRICT OF NEW YORK; (3) AGREE TO WAIVE TO THE FULL EXTENT PERMITTED BY LAW ANY OBJECTION THAT THEY MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH LITIGATION, PROCEEDING OR ACTION IN ANY SUCH COURT OR THAT ANY SUCH LITIGATION, PROCEEDING OR ACTION WAS BROUGHT IN ANY INCONVENIENT FORUM; (4) AGREE, AFTER CONSULTATION WITH COUNSEL, TO WAIVE ANY RIGHTS TO A JURY TRIAL TO RESOLVE ANY DISPUTES OR CLAIMS RELATING TO THIS LETTER AGREEMENT; (5) AGREE TO SERVICE OF PROCESS IN ANY LEGAL PROCEEDING BY MAILING OF COPIES THEREOF TO SUCH PARTY AT ITS ADDRESS SET FORTH HEREIN FOR COMMUNICATIONS TO SUCH PARTY; (6) AGREE THAT ANY SERVICE MADE AS PROVIDED HEREIN SHALL BE EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; AND (7) AGREE THAT NOTHING HEREIN SHALL AFFECT THE RIGHTS OF ANY PARTY TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.  TO THE EXTENT PERMITTED BY LAW IN CONNECTION WITH OR RELATING TO THIS LETTER AGREEMENT, ANY RELATED AGREEMENT OR ANY MATTERS DESCRIBED OR CONTEMPLATED HEREIN OR THEREIN, AND AGREE TO TAKE ANY AND ALL ACTION NECESSARY OR APPROPRIATE TO EFFECT SUCH WAIVER.

10.                                 This letter agreement shall be governed by and be construed and have effect in accordance with New York law.  This letter agreement may be executed in multiple counterparts which, when taken together, shall constitute one and the same agreement.

If the foregoing correctly sets forth our understanding with respect to such matters, kindly indicate your acceptance by signing below.

Very truly yours,

THE JORDAN COMPANY, L.P.

By:	The Jordan Company, LLC, its General Partner

By:
Name:
Title:

SENSUS METERING SYSTEMS INC.

By:
Name:
Title:

ACCEPTED AND AGREED:

GOLDMAN, SACHS & CO.

By:
Name:
Title: